Exhibit 99.1

News Release

Brooke Capital Corporation Announces Third Quarter 2007 Earnings

Shareholders approve consolidation of insurance activities into Brooke Capital

OVERLAND PARK, Kan., November 6, 2007 – Brooke Capital Corporation (AMEX: BCP) today reported its third quarter financial results for the quarter ended September 30, 2007. The company also announced that Brooke Capital’s shareholders approved a proposal on November 5, 2007 that provides for the merger of Brooke Corporation’s (NASDAQ:BXXX) wholly owned insurance agency subsidiary, Brooke Franchise Corporation, into Brooke Capital and the acquisition of Brooke Corporation’s wholly owned non-standard auto insurance company subsidiary, Delta Holdings Plus, Inc, by Brooke Capital. These transactions will be consummated as soon as all other closing conditions have been met, including regulatory approvals.

“We are pleased to become a part of Brooke Capital,” said Kyle Garst, chief executive officer of Brooke Franchise Corporation. “Transferring our insurance activities into a separate company that focuses exclusively on insurance is a catalyst to energize franchise management and its employees and provide a platform for growth.”

Michael Hess, vice chairman of Brooke Capital Corporation, stated, “We believe that having a separate entity focused solely on our insurance constituents is the right organizational structure to help our franchisees achieve maximum success. Additionally, we believe the new organizational structure provides investors with greater clarity into our day-to-day operations and should enable them to better evaluate and measure our performance.”

The following includes net earnings and revenue information as reported for the three- and nine-month periods ended September 30, 2007. However, to provide investors with a clearer picture of Brooke Capital’s financial results after consummation of the proposed merger and acquisition, certain pro forma financial information is provided to illustrate how Brooke Capital’s results of operations would have been reported if they had included the results of operations for Brooke Franchise and Delta Holdings for the periods presented.

Reported Results of Operations Net earnings reported for the nine months ended September 30, 2007, totaled $2,502,000, or 80 cents per diluted share, on reported revenues of $11,675,000, compared to a reported net loss of $210,000, or 15 cents per diluted share, on reported revenues of $3,731,000 for the same period in the prior year. For this nine-month period, reported revenues increased 213 percent.

Reported net earnings for the three months ended September 30, 2007, totaled $770,000, or 24 cents per diluted share, on reported revenues of $4,632,000, compared to a reported net loss of $86,000, or 6 cents per diluted share, on reported revenues of $1,215,000 for the same period in the prior year. For this three-month period, total reported revenues increased 281 percent.

Pro Forma Financial Results As indicated above, pro forma net earnings for the nine months ended September 30, 2007, totaled $5,514,000, or 64 cents per diluted share, on adjusted revenues of $142,669,000, compared to pro forma net earnings of $2,376,000, or 34 cents per diluted share, on pro forma revenues of $124,006,000 for the same period in the prior year. For this nine-month period, total pro forma earnings increased 132 percent and total pro forma revenues increased 15 percent.

Pro forma net earnings for the three months ended September 30, 2007, totaled $1,337,000, or 15 cents per diluted share, on pro forma revenues of $42,783,000, compared to a pro forma net loss of $1,497,000, or 22 cents per diluted share, on pro forma revenues of $40,056,000 for the same period in the prior year. For this three-month period, total pro forma revenues increased 7 percent.

The following provides additional pro forma information by segment – Insurance Companies; Insurance Franchise and Corporate—as if Brooke Capital, Brooke Franchise and Delta Plus had been operating together in these segments since January 1, 2006.

Insurance Companies Segment On a pro forma basis, First Life America Corporation and Delta Plus Holdings, Inc. had total revenues of $4,381,000 and $15,113,000 during the three- and nine-month periods ended September 30, 2007. Comparatively, the Insurance Companies’ total revenues were $5,180,000 and $15,435,000 during the three- and nine-month periods ended September 30, 2006. These companies’ income before tax was $1,194,000 and $1,426,000 during the three- and nine-month periods ended September 30, 2007. Comparatively, the Insurance Companies’ loss before income taxes was $619,000 during the three-month period ended September 30, 2006 and income before tax was $368,000 for the nine-month period ended September 30, 2006.

Insurance Franchise Segment On a pro forma basis, Brooke Capital Corporation and Brooke Capital Advisors had total revenues from franchise activity and consulting of $38,381,000 and $127,446,000 during the three- and nine-month periods ended September 30, 2007. Comparatively, total revenues from franchise and consulting activities totaled $34,877,000 and $108,491,000 during the three- and nine-month periods ended September 30, 2006. Income before tax from these activities was $1,630,000 and $8,349,000 for the three- and nine-month periods ended September 30, 2007. Comparatively, franchise and consulting experienced a loss before taxes of $1,577,000 during the three-month period ended September 30, 2006 and income before taxes of $4,084,000 during the nine-month period ended September 30, 2006.

Corporate Segment Revenues for Brooke Capital parent company-only are not significant. On a pro forma basis, the parent company-only incurred losses before income taxes of $806,000 and $1,342,000 during the three- and nine-month periods ended September 30, 2007. Comparatively, the parent incurred losses of $126,000 and $420,000 during the three- and nine-month periods ended September 30, 2006.

Additional information is provided in the quarterly report on Form 10-Q filed with the Securities and Exchange Commission by Brooke Capital Corporation and Brooke Corporation.

Earnings Conference Call

Brooke Franchise Corporation’s chief executive officer, Kyle Garst, and chief operating officer, Dane Devlin, along with Brooke Capital Corporation’s Chairman, Robert D. Orr, and Vice Chairman, Michael Hess, will host an investor and analyst conference call on Wednesday, Nov. 7, at 10 a.m. CST/11 a.m. EST to discuss its financial and operating results for the third quarter of 2007.

To join the call, please dial 1-866-356-4281 in the United States and Canada, or 1-617-597-5395 if calling internationally. The conference ID number is 20099154. A live broadcast of the call will be available on the Investor Relations section of Brooke’s Web site at http://invest.brookecorp.com.

About Brooke Capital Corporation … Brooke Capital Corporation (AMEX: BCP) is an Overland Park, Kansas-based insurance organization founded in 1997. Brooke Capital is the parent company of First Life America Corporation, a life insurance company, and Brooke Capital Advisors, Inc., a loan broker and consultant for general insurance agencies specializing in the sale of hard-to-place and niche insurance policies.

About Brooke Franchise Corporation … Brooke Franchise Corporation is a subsidiary of Brooke Corporation (Nasdaq: BXXX) that distributes insurance and banking services through a network of approximately 900 franchise and company owned locations. Brooke Franchise was named the country’s No. 37 top franchise by Entrepreneur magazine (2007). For more information, visit www.brookeagent.com.

Contact…Investor Relations: Karen Haus, Market Street Partners on behalf of Brooke Capital Corporation, (415) 445-3238 or Karen@marketstreetpartners.com.

This press release contains forward-looking statements. All forward-looking statements involve risks and uncertainties, and several factors could cause actual results to differ materially from those in the forward-looking statements. The following factors, among others, could cause actual results to differ from those indicated in the forward-looking statements: the uncertainty that the Company will achieve its short-term and long-term profitability and growth goals, uncertainties associated with market acceptance of and demand for the Company’s products and services, the impact of competitive products and pricing, the dependence on third-party suppliers and their pricing, the ability to meet product demand, the availability of funding sources, the exposure to market risks, uncertainties associated with the development of technology, changes in the law and in economic, political and regulatory environments, changes in management, the dependence on intellectual property rights, the effectiveness of internal controls, the risk that all closing conditions may not be met and the proposed merger of Brooke Franchise into Brooke Capital may not close and risks and factors described from time to time in reports and registration statements filed by Brooke Corporation with the Securities and Exchange Commission. A more complete description of Brooke’s business is provided in Brooke Corporation’s most recent annual, quarterly and current reports, which are available from Brooke Corporation without charge or at www.sec.gov.